Exhibit 34.1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Shareholders
Santander Consumer USA Inc.
Dallas, TX
We have examined management’s assertion, included in the accompanying Report on Assessment of Compliance with SEC Regulation AB Servicing Criteria, that Santander Consumer USA Inc. (the “Company”) complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB for all privately and publicly issued auto loan asset-backed securities transactions issued since 2006 for which the Company acted as servicer involving auto loans (the “Platform”) as of and for the year ended December 31, 2010. The applicable criteria for the Platform are described in Appendix A attached hereto. Management is responsible for the Company’s compliance with the servicing criteria. Our responsibility is to express an opinion on management’s assertion about the Company’s compliance with the servicing criteria based on our examination.
Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the applicable servicing criteria, including tests on a sample basis of the servicing activities related to the Platform, determining whether the Company performed those selected activities in compliance with the servicing criteria during the specified period, and performing such other procedures as we considered necessary in the circumstances. Our procedures were limited to selected servicing activities performed by the Company during the period covered by this report and, accordingly, such samples may not have included servicing activities related to each specific asset-backed transaction included in the Platform. Further, an examination is not designed to detect noncompliance arising from errors that may have occurred prior to the period specified above that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company’s compliance with the servicing criteria.
In our opinion, management’s assertion that the Company complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2010 for the Platform is fairly stated, in all material respects.
/s/ Deloitte Touche LLP
March 18, 2011

Appendix A

		Santander			UPFC	Citi
		(Applicable			(Applicable	(Applicable
		Yes/No)	HSBC (Applicable Yes/No)		Yes/No)	Yes/No)
		(1)	(2)		(3)	(4)
Reg AB	Relevant Servicing Criteria / General	1/1/2010-	8/27/2010-	3/13/2010-	5/10/2010-	9/3/2010-
Criteria #	Servicing Considerations	12/31/2010	12/31/2010	8/26/2010	12/31/2010	12/31/2010
Servicing Criteria — General Servicing Considerations
(d) (1) (i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Yes	Yes	No	Yes	Yes
(d) (1) (ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Yes	Yes	No	Yes	Yes
(d) (1) (iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	Yes	Yes	N/A	Yes	Yes
(d) (1) (iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Yes	Yes	Yes	Yes	Yes
Cash Collection and Administration
(d) (2) (i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.	Yes	Yes	Yes	Yes	Yes
(d) (2) (ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Yes	Yes	No	Yes	Yes
(d) (2) (iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	N/A	N/A	N/A	N/A	N/A
(d) (2) (iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g. with respect to commingling of cash) as set forth in the transaction agreements.	Yes	Yes	No	Yes	Yes

		Santander			UPFC	Citi
		(Applicable			(Applicable	(Applicable
		Yes/No)	HSBC (Applicable Yes/No)		Yes/No)	Yes/No)
		(1)	(2)		(3)	(4)
Reg AB	Relevant Servicing Criteria / General	1/1/2010-	8/27/2010-	3/13/2010-	5/10/2010-	9/3/2010-
Criteria #	Servicing Considerations	12/31/2010	12/31/2010	8/26/2010	12/31/2010	12/31/2010
(d) (2) (v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of the criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of §240.13k-1(b)(1) of this chapter.	Yes	Yes	No	Yes	Yes
(d) (2) (vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	N/A	N/A	N/A	N/A	N/A
(d) (2) (vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. The reconciliations:	Yes	Yes	No	Yes	Yes
(d) (2) (vii.A)	The reconciliations are mathematically accurate.	Yes	Yes	No	Yes	Yes
(d) (2) (vii.B)	The reconciliations are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements.	Yes	Yes	No	Yes	Yes
(d) (2) (vii.C)	The reconciliations are reviewed and approved by someone other than the person who prepared the reconciliation.	Yes	Yes	No	Yes	Yes
(d) (2) (vii.D)	The reconciliations contain explanations for any reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Yes	Yes	No	Yes	Yes
Investor Remittances and Reporting
(d) (3) (i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:
(d) (3) (i.A)	The reports are prepared in accordance with timeframes and other terms set forth in the transaction agreements.	Yes	Yes	No	Yes	Yes
(d) (3) (i.B)	The reports provide information calculated in accordance with the terms specified in the transaction agreements.	Yes	No	No	Yes	Yes
(d) (3) (i.C)	The reports are filed with the commission as required by its rules and regulations.	Yes	Yes	No	Yes	Yes

		Santander			UPFC	Citi
		(Applicable			(Applicable	(Applicable
		Yes/No)	HSBC (Applicable Yes/No)		Yes/No)	Yes/No)
		(1)	(2)		(3)	(4)
Reg AB	Relevant Servicing Criteria / General	1/1/2010-	8/27/2010-	3/13/2010-	5/10/2010-	9/3/2010-
Criteria #	Servicing Considerations	12/31/2010	12/31/2010	8/26/2010	12/31/2010	12/31/2010
(d) (3) (i.D)	The reports agree with investors or the trustee records as to the total unpaid principal balance and number of pool assets serviced by the servicer.	Yes	Yes	N/A	Yes	Yes
(d) (3) (ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Yes	Yes	No	Yes	Yes
(d) (3) (iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	Yes	Yes	No	Yes	Yes
(d) (3) (iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statement.	Yes	Yes	No	Yes	Yes
Pool Asset Administration
(d) (4) (i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Yes	Yes	Yes	Yes	Yes
(d) (4) (ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	N/A	N/A	N/A	N/A	N/A
(d) (4) (iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Yes	Yes	No	Yes	Yes
(d) (4) (iv)	Payments on pool assets, including payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g. escrow) in accordance with the related pool asset documents.	Yes	Yes	Yes	Yes	Yes
(d) (4) (v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	Yes	Yes	Yes	Yes	Yes
(d) (4) (vi)	Changes with respect to the terms or status of an obligor’s pool asset (e.g. loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Yes	Yes	Yes	Yes	Yes

		Santander			UPFC	Citi
		(Applicable			(Applicable	(Applicable
		Yes/No)	HSBC (Applicable Yes/No)		Yes/No)	Yes/No)
		(1)	(2)		(3)	(4)
Reg AB	Relevant Servicing Criteria / General	1/1/2010-	8/27/2010-	3/13/2010-	5/10/2010-	9/3/2010-
Criteria #	Servicing Considerations	12/31/2010	12/31/2010	8/26/2010	12/31/2010	12/31/2010
(d) (4) (vii)	Loss mitigation or recovery actions (e.g. forbearance plans, modifications and deeds in lieu of foreclosures and repossession, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Yes	Yes	Yes	Yes	Yes
(d) (4) (viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g. illness or unemployment).	Yes	Yes	Yes	Yes	Yes
(d) (4) (ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/A	N/A	N/A	N/A	N/A
(d) (4) (x)	Regarding any funds held in trust for an obligor (such as escrow accounts):
(d) (4) (x.A)	Such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements.	N/A	N/A	N/A	N/A	N/A
(d) (4) (x.B)	Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws.	N/A	N/A	N/A	N/A	N/A
(d) (4) (x.C)	Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A	N/A	N/A
(d) (4) (xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A	N/A	N/A

		Santander			UPFC	Citi
		(Applicable			(Applicable	(Applicable
		Yes/No)	HSBC (Applicable Yes/No)		Yes/No)	Yes/No)
		(1)	(2)		(3)	(4)
Reg AB	Relevant Servicing Criteria / General	1/1/2010-	8/27/2010-	3/13/2010-	5/10/2010-	9/3/2010-
Criteria #	Servicing Considerations	12/31/2010	12/31/2010	8/26/2010	12/31/2010	12/31/2010
(d) (4) (xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	N/A	N/A	N/A	N/A	N/A
(d) (4) (xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A	N/A	N/A
(d) (4) (xiv)	Delinquencies, charge offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Yes	Yes	Yes	Yes	Yes
(d) (4) (xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.	Yes	Yes	N/A	Yes	Yes
The transactions in the Platform include the following:
(1)	Santander : SDART 2006-1, 2006-2, 2007-1, 2007-2, 2007-3, 2010-1, 2010-2, 2010-A, 2010-H, 2010-3, 2010-B, Triad 2006-A, 2006-B, 2006-C, 2007-A, 2007-B
(2)	HSBC: HSBC 2006-1, 2006-2, 2006-3 , 2007-1

(3)	UPFC: 2006-A, 2006-B, 2007-A, 2007-B

(4)	Citi: CAIT 2009-1